EXHIBIT 99.1
News Release

COMMERCIAL METALS COMPANY ANNOUNCES QUARTERLY DIVIDEND OF $0.12 PER SHARE

Irving, Texas - October 14, 2020 - Today, October 14, 2020, the board of directors of Commercial Metals Company (NYSE: CMC) (“CMC”) declared a regular quarterly cash dividend of $0.12 per share of CMC common stock. The dividend is payable to stockholders of record as of the close of business on October 29, 2020. The dividend will be paid on November 13, 2020. This cash dividend reflects CMC’s 224th consecutive quarterly dividend.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and fabricate steel and metal products, related materials and services through a network of facilities that includes seven electric arc furnace ("EAF") mini mills, two EAF micro mills, two rerolling mills, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the United States and Poland.

Contact:
Susan Gerber
214-689-4300